Exhibit 21

Subsidiaries of the Registrant

Subsidiary	Trade name(s)	Jurisdiction of Incorporation

Ark 37 38 Events, LLC	N/A	Delaware
Ark AC Burger Bar LLC	Broadway Burger Bar and Grill	New Jersey
Ark Atlantic City Corp.	Gallagher’s Burger Bar	Delaware
Ark Atlantic City Restaurant Corp.	Gallagher’s Steakhouse	Delaware
Ark Basketball City Corp.	N/A	New York
Ark Boston RSS Corp.	Durgin Park and Blackhorse Tavern	Delaware
Ark Bryant Park LLC	Bryant Park Grill & Café	Delaware
Ark Bryant Park Southwest LLC	Southwest Porch	Delaware
Ark Causeway Real Estate LLC	N/A	Delaware
Ark Connecticut Corp.	N/A	Delaware
Ark Connecticut Branches Corp.	The Grill at Two Trees	Delaware
Ark Connecticut Investment LLC	N/A	Delaware
Ark Connecticut Investment I LLC	N/A	Delaware
Ark Connecticut Pizza LLC	N/A	Delaware
Ark Connecticut Poker LLC	N/A	Delaware
Ark D.C. Kiosk, Inc.	Center Cafe	District of Columbia
Ark Fifth Avenue Corp.	N/A	New York
Ark Gulf Shores Real Estate LLC	N/A	Delaware
Ark Hollywood/Tampa Corp.	N/A	Delaware
Ark Hollywood/Tampa Investments LLC	N/A	Delaware
Ark Hollywood LLC	N/A	Delaware
Ark Island Beach Resort LLC	N/A	Delaware
Ark Jupiter RI, LLC	N/A	Delaware
Ark Las Vegas Restaurant Corp.	N/A	Nevada
Ark Mad Events LLC	N/A	Delaware
Ark Meadowlands LLC	N/A	Delaware
Ark Museum LLC	Robert	Delaware
Ark Operating Corp.	El Rio Grande	New York
Ark Oyster House Causeway II, LLC	The Original Oyster House	Delaware
Ark Oyster House Gulf Shores I, LLC	The Original Oyster House	Delaware
Ark Potomac Corporation	Sequoia	District of Columbia
Ark Rio Corp.	El Rio Grande	New York
Ark Rustic Inn LLC	N/A	Delaware
Ark Rustic Inn Real Estate	N/A	Delaware
Ark Shuckers LLC	N/A	Delaware
Ark Shuckers Real Estate LLC	N/A	Delaware
Ark Southwest D.C. Corp.	Thunder Grill	District of Columbia
Ark Superb Foods, LLC	N/A	Delaware
Ark Union Station, Inc.	America	District of Columbia
ArkMod LLC	N/A	New York
Chefmod LLC	N/A	New York
Clyde Ark LLC	Clyde Frazier’s Wine and Dine	New York
Las Vegas America Corp.	America	Nevada

Las Vegas Festival Food Corp.	(1) Gonzalez y Gonzalez and (2) Village Eateries (New York-New York Hotel Food Court) (3) Broadway Burger Bar	Nevada
Las Vegas Planet Mexico Corp.	Yolos	Nevada
Las Vegas Steakhouse Corp.	Gallagher’s Steakhouse	Nevada
Las Vegas Venice Deli Corp.	Towers Deli (Venetian Food Court)	Nevada
Las Vegas Venice Food Corp.	Shake N Burger (Venetian Food Court)	Nevada
Las Vegas Whiskey Bar, Inc.	VBAR	Nevada
MEB on First LLC	Canyon Road Grill	New York
Rio Restaurant Associates, L.P.	N/A	New York
Rio Restaurant Associates Holdings, L.P.	N/A	New York